ALPHANET SOLUTIONS, INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
               COMPANY FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS

           The undersigned hereby constitutes and appoints Stanley Gang and Jack
P. Adler, and each of them, the true and lawful agent and proxy of the undersigned with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of AlphaNet Solutions, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the offices of the Company at 7 Ridgedale Avenue, Cedar Knolls, New Jersey at 9:00 a.m., local time, on Friday, May 19, 2000, and at any adjournment or adjournments thereof, upon the following matters more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

           This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees for director as named in the Proxy Statement and FOR Items 2, 3 and 4.



                  (continued and to be signed on reverse side)

|X|  Please mark your votes as in this example

  VOTE FOR all nominees listed at             VOTE WITHHELD
 right, except vote withheld from           from all nominees
  the following nominees (if any)

                 |_|                               |_|

1.    ELECTION OF DIRECTORS

Nominees:            Stan Gang
                     Donald A. Deieso
                     Michael Gang
                     Ira Cohen
                     Thomas F. Dorazio

VOTE FOR all the nominees listed above, vote withheld from the following nominees (if any),

----------------------------------------------------------------------

2.    APPROVAL OF PROPOSAL TO RATIFY THE AMENDMENT TO THE 1995 STOCK               FOR           AGAINST          ABSTAIN
      PLAN.                                                                        |_|             |_|             |_|

                                                                                   FOR           AGAINST          ABSTAIN
3.    APPROVAL OF ISSUANCE OF WARRANTS TO FALLEN ANGEL CAPITAL LLC.                |_|             |_|             |_|

4.    APPROVAL OF PROPOSAL TO RATIFY THE APPOINTMENT OF  PRICEWATERHOUSECOOPERS,
      LLP AS THE  INDEPENDENT  ACCOUNTANTS  OF THE  COMPANY  FOR THE YEAR ENDING   FOR           AGAINST          ABSTAIN
      DECEMBER 31, 2000.                                                           |_|             |_|             |_|

5.    In their discretion, the proxies are authorized to vote upon other matters   FOR           AGAINST          ABSTAIN
      as may properly come before the Meeting.                                     |_|             |_|             |_|


I Will   |_|            Will Not    |_|
              attend the Meeting

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Signature of Shareholder _____________________________________
Signature of Shareholder _____________________________________
Dated:______________________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.